Exhibit 99.1

Tivic Health Reports Strong Growth in Second Quarter 2022 Financial Results

265% growth in unit sales through direct-to-consumer channels,
97% overall revenue growth vs. Q2 2021

SAN FRANCISCO BAY AREA, CA — (Business Wire) – August 15, 2022 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a commercial-phase health technology company that develops and commercializes bioelectronic medicine, today announced its financial results for the quarter ended June 30, 2022.

Jennifer Ernst, CEO of Tivic Health commented, “Our second quarter results demonstrate clear traction on the three pillars of the strategy we laid out last November – increasing direct-to-consumer revenue, reducing cost of goods and seeding our product pipeline.”

Q2 Financial Highlights

•	97% increase in revenue from $268 thousand in Q2 2021 to $528 thousand in Q2 2022.

•	265% increase in unit sales through our direct-to-consumer channels from Q2 2021.

•	Reduction in average per unit cost of sales from $97.18 to $90.26, despite increased variable costs due to higher shipping, fulfillment and transaction fees.

Q2 Corporate Highlights

•	Significant progress made on elements of supply chain to support cost improvements and scaling.

•	The 60-person randomized sham-controlled clinical trial for post-operative pain reduction is ongoing.

•	Market studies on a promising new indication for migraines were completed.

•	New patent issued, bringing Tivic Health’s patent portfolio to 5 issued patents, 18 pending, and 96 claims.

Financial Review for the Three Months Ended June 30, 2022

•	For the second quarter of 2022, revenue increased $260 thousand, or 97%, primarily due to a 44% increase in unit sales and the optimization of existing sales channels. Units sold through our direct-to-consumer channels increased 265% compared to the second quarter of 2021.

•	For the second quarter of 2022, cost of sales was $403 thousand compared to $301 thousand for the same period in 2021, an increase of $102 thousand, or 34%. The increase was primarily due to higher sales volume.

•	For the second quarter 2022, research and development expenses were $497 thousand, a $305 thousand increase from $192 thousand for the same period in 2021. This increase was primarily due to increased headcount and increased costs for product research and design.

•	Sales and marketing expenses were $1.1 million for the three months ended June 30, 2022, compared to $345 thousand for the same period in 2021, representing an increase of $780 thousand. The increase in sales and marketing expenses were due primarily to upgrading and optimizing e-commerce infrastructure, testing new advertising vehicles, expanding our co-operative marketing programs with channel partners and other strategic marketing investments.

•	General and administrative expenses were $1.5 million for the three months ended June 30, 2022, compared to $485 thousand for the same period in 2021, representing an increase of $1.0 million. The increase was primarily attributable to increased headcount, legal and professional fees, D&O insurance costs and increased fees and professional services that are required for public company standards.

•	These increases resulted in a net loss of $3.0 million for Q2 2022, compared to $1.1 million in Q2 2021.

•	As of June 30, 2022, cash and short-term investments balance was $9.0 million.

Financial Review for the Six Months Ended June 30, 2022

•	For the six months ended June 30, 2022, revenue increased $365 thousand, or 62%, compared to the same period in 2021, primarily due to a 36% increase in unit sales.

•	For the six months ended June 30, 2022, cost of sales was $760 thousand compared to $602 thousand for the same period in 2021, an increase of $158 thousand, or 26%. The increase was primarily driven by higher sales volume in 2022.

•	For the six months ended June 30, 2022, research and development expenses were $898 thousand, a $508 thousand increase from $390 thousand for the same period in 2021. The increase is primarily due to increased headcount and costs related to additional investments in product candidate research and design.

•	Sales and marketing expenses were $1.8 million for the six months ended June 30, 2022, compared to $645 thousand for the same period in 2021, representing an increase of $1.2 million. The increase for the six-months ended June 30, 2022 was due primarily to the expansion of our sales and marketing efforts.

•	General and administrative expenses were $2.7 million for the six months ended June 30, 2022, compared to $1.0 million for the same period in 2021, representing an increase of $1.7 million. The increase was primarily attributable to increased headcount, legal and professional fees, D&O insurance costs, increased rent and increased fees and professional services that are required for public company standards.

Conference Call:

Management will host a conference call and webcast on Monday, August 15, 2022, at 1:30 PM PT / 4:30 PM ET to discuss the company’s second quarter 2022 financial results and provide a business update.

The conference call will be available via telephone by dialing toll free 877-545-0320 local callers; or 973-528-0002 for international callers and using Participant Access Code: 492379.

The conference call will also be available via Webcast link: https://www.webcaster4.com/Webcast/Page/2865/46308

An audio replay of the call will be available from the “Recent Press” page on the Tivic Health website at https://tivichealth.com/investor/.

About Tivic Health

Tivic Health Systems, Inc. is a commercial-phase health technology company delivering non-invasive bioelectronic treatments that provide consumers a choice in the treatment of inflammation and related conditions. For more information visit https://tivichealth.com @TivicHealth.

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Additional information concerning Tivic Health and its business, including a discussion of factors that could materially affect the company operating results, is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 31, 2022, under the heading “Risk Factors,” as well as the company’s subsequent filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Contact:

Media Contact:

Cheryl Delgreco

Cheryl.Delgreco@tivichealth.com

617-429-6749

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com

Tivic Health Systems, Inc.

Condensed Balance Sheets (Unaudited)

June 30, 2022 and December 31, 2021

(in thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$9,049	$12,975
Accounts receivable, net	92	92
Inventory, net	833	429
Prepaid expenses and other current assets	398	793
Total current assets	10,372	14,289
Property and equipment, net	13	11
Right-of-use assets, operating lease	607	687
Other assets	34	49
Total assets	$11,026	$15,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,915	$789
Other accrued expenses	293	267
Operating lease liability, current	170	163
Total current liabilities	2,378	1,219
Operating lease liability	461	545
Total liabilities	2,839	1,764
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 9,621,484 and 9,715,234 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1	1
Additional paid in capital	32,990	32,817
Accumulated deficit	(24,804)	(19,546)
Total stockholders’ equity	8,187	13,272
Total liabilities and stockholders’ equity	$11,026	$15,036

Tivic Health Systems, Inc.

Condensed Statements of Operations (Unaudited)

Three and Six Months Ended June 30, 2022 and 2021

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$528	$268	$956	$591
Cost of sales	403	301	760	602
Gross profit (loss)	125	(33)	196	(11)
Operating expenses:
Research and development	497	192	898	390
Sales and marketing	1,125	345	1,809	645
General and administrative	1,521	485	2,747	1,066
Total operating expenses	3,143	1,022	5,454	2,101
Loss from operations	(3,018)	(1,055)	(5,258)	(2,112)
Other income (expense):
Interest expense	—	(223)	—	(497)
Change in fair value of derivative liabilities	—	28	—	1
Other income	—	156	—	158
Total other income (expense)	—	(39)	—	(338)
Net loss	$(3,018)	$(1,094)	$(5,258)	$(2,450)
Net loss per share - basic and diluted	$(0.32)	$(0.46)	$(0.55)	$(1.04)
Weighted-average number of shares - basic and diluted	9,621,484	2,374,479	9,668,100	2,354,589